SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2002

SHONEY'S, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-4377	62-0799798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1727 Elm Hill Pike, Nashville, TN	37210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (615) 391-5201

ITEM 5.   OTHER EVENTS.

Because the Company did not hold an Annual Meeting of Shareholders in calendar year 2001, rules of the Securities and Exchange Commission (the "SEC") require extension of the deadlines for submission of shareholder proposals set forth under the heading "Shareholder Proposals for 2001 Annual Meeting" in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders (which was filed with the Commission on Schedule 14A on February 24, 2000). Accordingly, any eligible shareholder wishing to submit for consideration a proposal for inclusion in the Company's proxy materials relating to the 2002 Annual Meeting must submit such proposal for receipt by the Company's Secretary no later than February 12, 2002, as well as comply with relevant regulations of the SEC. In addition, if the Company is not notified of a shareholder proposal by such deadline, then the proxies held by the Company's management may provide the discretion to vote against such shareholder proposal, even though the proposal is not discussed in the proxy materials sent in connection with the 2002 Annual Meeting. Shareholder proposals should be mailed to F. E. McDaniel, Jr., Secretary, Treasurer and General Counsel, Shoney's, Inc., 1727 Elm Hill Pike, Nashville, Tennessee 37210.

On January 11, 2002, the Company issued a Press Release in connection with the disclosure contained herein. The Press Release is filed herewith as Exhibit 99 and is incorporated herein by this reference as if fully set forth herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements:	None.

(b)	Pro Forma Financial Information:	None.

(c)	Exhibits:	See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 15, 2002

SHONEY'S, INC.

By:  /s/ F. E. McDaniel, Jr.

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Name: F.E. McDaniel, Jr                                .

Title: Secretary, Treasurer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99	Press Release dated January 11, 2001